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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We have issued our report dated March 8, 1996, accompanying the consolidated financial statements of Bayport Restaurant Group, Inc. included in the Annual Report of Landry's Seafood Restaurants, Inc. on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the previously filed Registration Statements of Landry's Seafood Restaurants, Inc. on Forms S-8 (File No. 333-2867) and (File No. 333-2854) and Form S-3 (File No. 333-08401).


GRANT THORNTON LLP

Miami, Florida
February 16, 1998